February 9, 1998



Securities and Exchange Commission
Washington, DC 20549

   Re:  Best Medical Treatment Group, Inc. (Formerly Gaensel Gold Mines, Inc.)


We have read Item 4 of Form 8-K, dated January 20, 1998 and do not disagree with it.




Cordovano and Company, P.C.
Denver, Colorado
February 9, 1998

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